UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 17, 2009

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Particle Drilling Technologies, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-30819	20-1563395
(Commission File Number)	(I.R.S. Employer Identification No.)

5611 Baird Court
Houston, Texas	77041
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 223-3031

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01.	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

In a letter dated February 17, 2009 from The Nasdaq Stock Market (“Nasdaq”), Particle Drilling Technologies, Inc. (the “Company”) was informed that the Company was no longer in compliance with Marketplace Rule 4310(c)(3), which requires the Company to  have a minimum of $2,500,000 in stockholders’ equity or $35,000,000 market value of listed securities or $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years.   The Company is not currently in compliance with any of these requirements.

The letter stated that the Nasdaq Staff is reviewing the Company’s eligibility for continued listing on the Nasdaq.  To facilitate the review, the Company will provide a specific plan to achieve and sustain compliance with all the Nasdaq listing requirements on or before March 4, 2009.  The Company has advised Nasdaq that it is working diligently to provide an equity compliance plan in order to regain compliance with Nasdaq continued listing standards and maintain its Nasdaq listing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARTICLE DRILLING TECHNOLOGIES, INC.

Date:	February 18, 2009	By:	/s/ JASON D. DAVIS
		Name:	Jason D. Davis
		Title:	Vice President and
Interim Chief Financial Officer

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